                                                                    EXHIBIT 24
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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         We hereby consent to the incorporation by reference of this Registration Statement on Form S-8 of our report dated February 8, 1995 appearing on page 30 of The Goodyear Tire & Rubber Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference in the Registration Statement of our report dated December 15, 1995 appearing at Annex A of the Annual Report on Form 11-K of The Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees for the year ended December 31, 1994.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Cleveland, Ohio
December 20, 1995